UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☒
Definitive Additional Materials

☐
Soliciting Material under Rule 14a-12

PetSmart, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

February 12, 2015

Dear Stockholder:

We previously sent to you proxy material for the special meeting of stockholders of Petsmart, Inc., to be held on March 6, 2015 to consider and vote on, among other matters, a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of December 14, 2014, by and among Petsmart, Inc., Argos Holdings Inc. and Argos Merger Sub Inc. Your board of directors unanimously recommends that the stockholders of PetSmart, Inc. vote FOR the proposal to adopt the merger agreement and related proposals described in the proxy materials.

Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your support.

Very truly yours,

Paulette Dodson

Senior Vice President, General Counsel and Secretary

REMEMBER:
You can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3510.

Additional Information and Where to Find It

In connection with the proposed transaction, PetSmart has filed with the SEC a definitive proxy statement and other documents relating to the proposed merger, including a form of proxy card, on February 2, 2015. The definitive proxy statement and form of proxy card have been mailed to the PetSmart’s stockholders. BEFORE MAKING ANY VOTING DECISION, PETSMART’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. A free copy of documents filed by PetSmart may be obtained at the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com. In addition, investors and security holders may obtain a free copy of PetSmart’s definitive proxy statement and other documents filed by PetSmart by directing a re-quest to PetSmart Investor Relations, 19601 N. 27th Avenue, Phoenix, AZ 85027, (623) 587-2025.

PetSmart and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from PetSmart stockholders with respect to the pro-posed acquisition of PetSmart. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of PetSmart is included in the definitive proxy statement and other relevant documents filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com.